Exhibit 99.1

To My Fellow Shareholders:

You are cordially invited to our Annual Shareholders’ Meeting on Thursday, June 4, 2009, at 2:00 p.m. Pacific Daylight Time. This year’s meeting will be held at our corporate offices and Northern California sales & inventory center, located at 5700 Las Positas Road, Livermore, CA 94551. We’d also be pleased to provide you a tour of our modular, portable storage and tank rental operations during your visit.

2008 Results

Our financial results in 2008 included:

•	Rental operations revenues increasing 5% to $231 million
•	Rental revenues increasing 6% to $197 million
•	Rental gross profit increasing 3% to $103 million
•	Rental equipment (at original cost) growing 14% to $806 million
•	Total revenues increasing 8% to $304 million
•	Net income decreasing 3% to $41 million
•	EPS increasing 3% to $1.72 per diluted share
•	Adjusted EBITDA increasing 3% to $142 million

Our financial results for 2008 reflect: (a) a very good year for our test equipment rental business due to healthy end markets and our success at growing our market share, (b) a challenging year for our modular building rental division due to school funding issues, particularly in the California market, and (c) a very good year for Enviroplex due to a strong backlog early in the year. We are not immune from the severe recession, and experienced the impact most significantly in the fourth quarter.

What is most important about 2008 is what we accomplished in setting up McGrath RentCorp for higher earnings and share value in the years ahead.

In 2008, we were able to execute on our strategy to leverage our business to business rental acumen to both position the Company for additional sources of long term growth and to further diversify our product offerings and geographic footprint. We did this by starting two organic growth product areas in portable storage containers and environmental test equipment, and by acquiring Adler Tank Rentals, which is engaged in the hazardous and non-hazardous liquid and solid containment rental business. The Company has now broadened its market exposure to the environmental market (through our TRS-Environmental test equipment business and the Adler Tank Rentals acquisition) and the energy market (also through the Adler Tank Rentals acquisition). We believe that these markets will provide attractive long term opportunities for our rental businesses.

Today, in effect, we have five rental businesses compared to a year ago when we had only two. We also now operate our modular building rental business in seven states as compared to only three states two years ago. Our electronics business also has a broader international footprint with our 24/5 Dallas based operations center coverage window, online ordering and sales representation in Southeast Asia.

There are also various compelling synergies between the rental businesses that we operate in today.

There are customer synergies, especially in the oil and industrial sectors, between our modular building rental business and both our tank and portable storage container rental products. There are also customer synergies between our environmental test equipment business and our tank rental business.

There are operational, systems and human resources synergies as well. We operate our environmental test equipment business in the same facility as our general purpose and communications test equipment business in Dallas and leverage existing office, laboratory and inventory space, computer systems and certain employees. Our modular sales and inventory centers can accommodate the storage of both portable storage containers and tanks, and we can utilize various existing equipment and staffing to support these new initiatives. We will also be able to leverage our investment in our new modular building operating software platform for both our portable storage and tank rental businesses.

2009 and Beyond

2009 and the next few years is all about getting these additional investments in both new rental products and geographies increasingly successful.

Our greatest strength as a Company has always been our rental operations prowess. We understand the value proposition of getting the operating details of each rental business just right. This includes the customer experience, asset management, equipment processing and regional specific issues. We understand inherently how each turn of the flywheel is cumulative in its effect and can ultimately make a competitive difference.

We are now set with an array of new rental businesses and geographic opportunities that we are very excited about moving forward to support earnings growth.

Capital Spending / Debt Levels

If you were to prioritize our capital spending in the quarters ahead, this is how it most likely will line up:

1)	Rental asset purchases, especially to support our new rental product businesses and geographic expansion in our historical rental businesses
2)	Various small tuck-in or larger acquisitions to support the growth of our new rental product businesses or historical rental businesses
3)	Various small facility outlays to support the growth of Adler Tank Rentals

Needless to say, items 1 and 2 above are very opportunity driven based upon market conditions and dynamics.

We are also very focused on paying down debt over the next year or two. The nature of our rental businesses is such that if we are not buying material levels of new rental assets, we tend to reduce our debt levels more rapidly. We’ve seen our debt levels reduce in just the past quarter from $306 million at the end of 2008 to $294 million at the end of the first quarter of 2009.

We believe we are well positioned today to become a larger and more profitable Company as economic conditions improve. While we expect the next 12 to 18 months to be a very challenging operating environment, we would expect McGrath RentCorp to fare better than many companies due to the countercyclical nature of portions of our rental businesses, our strong cash flows and low-leveraged balance sheet.

Longer term, we believe that our strategy of investing in new earnings engines in more diverse business to business rental market segments will generate growth in income and share value, while maintaining our financial strength, protecting our balance sheet, providing attractive dividends and making the Company more resilient to future economic cycles.

Thank you for your continued investment in McGrath RentCorp. We hope to see you on June 4, 2009, at our Livermore, California facility. The Annual Shareholders’ Meeting will also be web cast. Whether or not you plan to attend, it is important that you vote by signing and returning a vote instruction form if you are a beneficial owner of shares being held through a brokerage firm, bank or other similar organization, or, if you are a shareholder of record, by signing the paper proxy card you receive and returning it to us as soon as possible so that your shares will be represented.

Sincerely,

Dennis C. Kakures

President and Chief Executive Officer

McGrath RentCorp is a diversified business to business rental Company. Our business is described more fully in our most recent Annual Report on Form 10-K, enclosed with this letter.

This letter contains statements which constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to a number of risks and uncertainties. Such statements can be identified by the use of forward-looking terminology such as “believes”, “expects”, “may”, “will”, “should”, “could”, or “plans” or the negative or other variations thereof or comparable terminology, or by discussions of strategy. These forward-looking statements are not guarantees of future performance and involve significant risks and uncertainties. Actual results may differ materially from those predicted in the forward-looking statements as a result of a number of factors including, without limitation, the effect of the current recession and the credit crisis on our suppliers, our customers, and our results of operations and our ability to access additional capital in the current uncertain capital and credit market; the Company’s ability to successfully integrate and operate the Adler Tank Rentals business and other future acquisitions and to manage the risks related to those businesses, including environmental risk; the impact of the current recession on our debt covenants and the Company’s flexibility in running its business and the effect of an event of default on the Company’s results of operations and those factors set forth in the section titled “Risk Factors” in our Annual Report on Form 10-K and elsewhere in the Company’s 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements contained in this letter as a result of new information, future events, or developments except as required by law.

This letter and our Annual Report on Form 10-K for the fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission and enclosed herewith, constitutes the Annual Report to the Shareholders of McGrath RentCorp for the fiscal year ended December 31, 2008. The materials in the Form 10-K report are incorporated herein by reference.

If you are unable to attend the meeting in person, you may attend the meeting via webcast. Instructions on how to ask questions of management via phone, as well as general information about the Company can be found on www.mgrc.com under the Investor Relations section or by calling (925) 606-9200.

# FINANCIAL HIGHLIGHTS

## RENTAL REVENUE, GROSS PROFIT & NET INCOME

($M)
200
180
160
140
120
100
80
60
40
20
0
120
64
30
152
79
41
169
90
41
185
100
42
197
103
41
2004
2005
2006
2007
2008
Rental revenue
Gross profit on rents
Net income

## RENTAL EQUIPMENT, at cost (year-end)

($M)
900
800
700
600
500
400
300
200
100
0
489
563
639
707
806
2004
2005
2006
2007
2008

## ADJUSTED EBITDA[(a)(b)]

($M)
160
140
120
100
80
60
40
20
0
89
120
127
138
142
2004
2005
2006
2007
2008

## EPS (diluted)

($)
2.00
1.80
1.60
1.40
1.20
1.00
0.80
0.60
0.40
0.20
0.00
1.21
1.61
1.63
1.67
1.72
2004
2005
2006
2007
2008

(a) Adjusted EBITDA is a non-GAAP financial measure. For a reconciliation of Adjusted EBITDA to net income and to Net Cash Provided by Operating Activities, both GAAP financial measures, see pages 33 and 34 of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2008 which is included in this Annual Report.

(b) Adjusted EBITDA is defined as net income before minority interest of income of subsidiary, interest expense, provision for income taxes, depreciation, amortization and noncash stock-based compensation.

Stock Performance Graph

The graph below compares the cumulative total shareholder return on the Company’s common stock with the cumulative total return on the Standard & Poor’s 500, Russell 2000, and Value Line Industrial Services Index. The period shown commences on December 31, 2003 and ends on December 31, 2008, the end of the Company’s last fiscal year. The graph assumes an investment of $100 on December 31, 2003 and the reinvestment of any dividends.

The comparisons in the graph below are based upon historical data and are not indicative of, nor intended to forecast, future performance of the Company’s common stock.

Comparison of Five-Year Cumulative Total Return*

McGrath RentCorp, Standard & Poors 500, Russell 2000, and Value Line Industrial Services Index

(Performance Results Through 12/31/08)

*Cumulative total returns assumes reinvestment of dividends.	Source: Value Line, Inc.